UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2017

Station Casinos LLC	Red Rock Resorts, Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Nevada	000-54193	27-3312261	Delaware	001-37754	47-5081182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)	(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada 89135

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 495-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 10, 2017, Station Casinos LLC (“Station”), Red Rock Resorts, Inc., Station Holdco LLC, the guarantor subsidiaries of Station, Deutsche Bank AG Cayman Islands Branch, as administrative agent, and the lenders party to that certain Credit Agreement dated as of June 8, 2016 (the “Credit Agreement”) entered into that certain Incremental Joinder Agreement No. 3 to the Credit Agreement (the “Joinder”) pursuant to which the Credit Agreement was amended to, among other things, increase the Term B loans by $250.0 million to an aggregate outstanding principal amount of $1.833 billion. Station applied the proceeds of the incremental Term B borrowings, together with cash on hand, to pay for the redemption of $250.0 million in aggregate principal amount of its 7.50% Senior Notes due 2021 (the “Notes”) and to pay fees and expenses incurred in connection therewith.

The foregoing summary of the Joinder is not intended to be complete and is qualified in its entirety by reference to the full text of the Joinder, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On May 10, 2017, Station redeemed $250.0 million in aggregate principal amount of its Notes (the “Redeemed Notes”). The redemption price was equal to 103.750% of the principal amount of the Redeemed Notes, plus accrued and unpaid interest to, but not including, the redemption date. Following the partial redemption by Station of the Notes, $250.0 million in aggregate principal amount of Notes remain outstanding.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Incremental Joinder Agreement No. 3 dated as of May 10, 2017 by and among Station, the guarantors party thereto, Red Rock Resorts, Inc. Station Holdco LLC, each of the Incremental Term B Lenders party thereto and Deutsche Bank AG Cayman Islands Branch, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2017

Station Casinos LLC		Red Rock Resorts, Inc.

/s/ Marc J. Falcone		/s/ Marc J. Falcone
By:	Marc J. Falcone	By:	Marc J. Falcone
	Executive Vice President, Chief Financial Officer and Treasurer		Executive Vice President, Chief Financial Officer and Treasurer

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